UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

ONE LIBERTY PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York    11021
 (Address of principal executive offices)                      (Zip code)

Registrant’s telephone number, including area code:     516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 10, 2017, we entered into an Equity Offering Sales Agreement (the “Sales Agreement”) with Deutsche Bank Securities Inc. to sell shares (the “Shares”) of our common stock, par value $1.00 per share, having an aggregate sales price of up to $50,000,000, from time to time, through an “at the market” equity offering program under which Deutsche Bank Securities Inc. will act as sales agent (the “Sales Agent”).

The sales, if any, of the Shares made under the Sales Agreement will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  Under the terms of the Sales Agreement, we may also sell Shares to the Sales Agent as principal for its own account at a price agreed upon at the time of sale. If we sell Shares to the Sales Agent as principal, we will enter into a separate terms agreement with the Sales Agent. Actual sales will depend on a variety of factors to be determined by us from time to time.

The Sales Agreement provides that the Sales Agent will be entitled to compensation for its services that will not exceed, but may be lower than, 2.0% of the gross sales price per share of all Shares sold through it as Sales Agent under the Sales Agreement. The Sales Agent is also entitled to reimbursement of its reasonable expenses in an amount not to exceed $50,000.  We are not obligated to sell any of the Shares under the Sales Agreement, and may at any time suspend solicitation and offers under the agreement. Further, the Sales Agreement can be terminated by us or the Sales Agent at any time.

The Shares will be issued pursuant to our shelf registration statement on Form S-3 (File No. 333-216611).  Concurrently herewith, we are filing a prospectus supplement (the “Prospectus Supplement”), dated May 10, 2017, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

In the ordinary course of their business, the Sales Agent and/or its affiliates have in the past provided, and may continue to provide, certain commercial banking, financial advisory, investment banking and other services for us for which the Sales Agent and/or its affiliates have received and may continue to receive customary fees and commissions.  In addition, the Sales Agent has advised that from time to time, it and/or its affiliates have in the past effected, and may continue to effect, transactions for their own account or the account of customers, and have held, and may continue to hold, on behalf of themselves or their customers, long or short positions in our equity securities or loans.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the Sales Agreement is attached as Exhibit 1.1 to this Current Report and is incorporated by reference herein.

Also attached hereto as Exhibit 5.1, and incorporated by reference to the Prospectus Supplement, is the opinion of Dentons US LLP relating to the legality of the Shares.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

In reviewing the agreement included as an exhibit to this Current Report on Form 8-K, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about us or the other party to the agreement. The agreement contain representations and warranties by each of the parties thereto. These representations and warranties have been made solely for the benefit of the other party to the agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•
were made only as of the date of the agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Exhibit No.	Description of Document

1.1	Equity Offering Sales Agreement, dated May 10, 2017, by and between One Liberty Properties, Inc. and Deutsche Bank Securities Inc.

5.1	Opinion of Dentons US LLP.

23.1	Consent of Dentons US LLP (included as part of Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: May 10, 2017	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President and
Chief Financial Officer